UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2014

PSIVIDA CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street

Watertown, MA 02472

(Address of Principal Executive Offices) (Zip Code)

(617) 926-5000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of pSivida Corp. (the “Company”) was held on December 11, 2014. The stockholders elected each of the Company’s nominees for director, approved the stock option grant to the Company’s Chief Executive Officer, approved the stock option grants to the Company’s non-executive directors, ratified the issuance of common stock to funds affiliated with RA Capital in March 2014 and under the Company’s ATM facility in December 2013, approved, on an advisory basis, the Company’s 2014 executive compensation and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2015. The proposals below are described in detail in the Company’s definitive proxy statement filed with the SEC on October 24, 2014.

The results are as follows:

1.	Election of Directors.

DIRECTOR NOMINEE	FOR	WITHHELD	NON VOTE
David J. Mazzo	8,546,783	467,113	10,958,201
Paul Ashton	8,450,417	563,479	10,958,201
Douglas Godshall	8,549,121	464,775	10,958,201
James Barry	8,548,533	465,363	10,958,201
Michael Rogers	8,549,533	464,363	10,958,201
Peter G. Savas	8,546,446	467,450	10,958,201

2.	Approval of stock option grant to the Company’s Chief Executive Officer.

FOR	7,341,829
AGAINST	1,473,255
ABSTAIN	198,812
NON VOTES	10,958,201

3.	Approval of stock option grant to the following non-executive directors.

DIRECTOR	FOR	AGAINST	ABSTAIN	NON VOTES
James Barry	7,451,182	1,413,569	149,145	10,958,201
Douglas Godshall	7,256,582	1,608,169	149,145	10,958,201
Michael Rogers	7,253,582	1,611,169	149,145	10,958,201
Peter G. Savas	7,251,482	1,613,269	149,145	10,958,201
David J Mazzo	7,332,822	1,532,869	148,205	10,958,201

4.	For purposes of ASX Listing Rule 7.4

a.	Ratification of the issuance and sale of 1,700,000 shares of common stock in a March 2014 registered direct offering

FOR	8,269,619
AGAINST	673,949
ABSTAIN	70,328
NON VOTES	10,958,201

b.	Ratification of the issuance and sale of 381,562 shares of common stock under the Company’s ATM in December 2013

FOR	8,277,306
AGAINST	659,789
ABSTAIN	76,801
NON VOTES	10,958,201

5.	Advisory vote on the Company’s 2014 executive compensation

FOR	7,874,575
AGAINST	844,203
ABSTAIN	295,118
NON VOTES	10,958,201

6.	Ratification of the appointment of Deloitte & Touche LLP.

FOR	17,430,482
AGAINST	1,945,499
ABSTAIN	596,116

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSIVIDA CORP.

Date: December 15, 2014	By:	/s/ Lori Freedman
Lori Freedman, Vice President, Corporate Affairs,
General Counsel and Secretary